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                    ADDENDUM TO EMPLOYMENT AGREEMENT

       This Agreement is an addendum to that certain Employment Agreement (the "Employment Agreement") dated as of April 11, 1995, between SHONEY'S, INC., a Tennessee corporation (the "Employer"), and C. STEPHEN LYNN (the "Employee").

                          W I T N E S E T H:

       WHEREAS, Employer and Employee wish to make certain changes in the Employment Agreement, which changes are more particularly set forth herein.

       NOW, THEREFORE, for and in consideration of the covenants and agreements set forth herein and in the Employment Agreement, it is mutually agreed as follows:

       1. SECTION 3.3.1. of the Employment Agreement is hereby amended by changing the second reference therein to "April 11, 1997" to "April 11, 1998."

       2. SECTION 3.9. of the Employment Agreement is hereby amended by adding the following sentence: "In lieu of providing such disability coverage, at the option of the Employee, Employer shall pay to Employee annually an amount equal to the cost that Employer would incur in providing such coverage."

       3. SECTION 3.11. of the Employment Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following: "Employee shall be entitled annually to four (4) weeks of paid vacation."

       IN WITNESS WHEREOF, Employee has hereunto affixed his hand and Employer has caused this Addendum to be executed by its duly authorized officer as of the date of the Employment Agreement.

EMPLOYEE:                          EMPLOYER:

/s/ C. Stephen Lynn
-----------------------------      SHONEY'S, INC.
C. STEPHEN LYNN

                                   By: /s/ W. Craig Barber
                                      -----------------------------
                                   Title: Senior Executive Vice President
                                          and Chief Financial Officer